POWER OF ATTORNEY

The undersigned officer of FRANKLIN ALTERNATIVE STRATEGIES FUNDS, a Delaware statutory trust (the "Registrant"), hereby appoint MARGUERITE C. BATEMAN, BRUCE G. LETO, LARRY P. STADULIS, KRISTIN H. IVES, KAREN L. SKIDMORE, CRAIG s. tyle, Alison e. baur and STEVEN J. GRAY (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  The undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                The undersigned officer hereby executes this Power of Attorney as of the 23rd day of May, 2017.

                                                                                                                                                                                                                                         _/s/Matthew T. Hinkle_

                                                  Matthew T. Hinkle

                                                                                                            Chief Executive Officer – Finance and Administration